                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-71900, 33-91986, 333-4514, and 333-69695 and Form S-3 Nos.
33-64500 and 333-4516) of SubMicron Systems Corporation of our report dated March 31, 1999, with respect to the consolidated financial statements and schedule of SubMicron Systems Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


                                              /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 31, 1999


                                       46